Exhibit (d)(6)

FIRST SUPPLEMENTAL INDENTURE

between

WHITEHORSE FINANCE, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

Trustee

Dated as of November 13, 2018

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of November 13, 2018, is between WhiteHorse Finance, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as trustee (the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of November 13, 2018 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s debt securities (the “Securities”) evidencing its unsecured indebtedness, to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company desires to initially issue and sell up to $37,950,000 aggregate principal amount (including up to $4,950,000 aggregate principal amount pursuant to the underwriters’ overallotment option) of the Company’s 6.50% Notes due 2025 (the “Series 2025 Notes”);

WHEREAS, Sections 9.01(iv) and 9.01(vi) of the Base Indenture provide that, without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Base Indenture when there is no Security Outstanding of any series created prior to the execution of a supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to establish the form and terms of the Series 2025 Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Series 2025 Notes (except as may be provided in a future supplemental indenture to the Indenture (each, a “Future Supplemental Indenture”)); and

WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance of the Series 2025 Notes and all acts and things necessary to make this First Supplemental Indenture a valid and legally binding obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Series 2025 Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Series 2025 Notes, as follows:

ARTICLE I
TERMS OF THE SERIES 2025 NOTES

Section 1.01. Terms of the Series 2025 Notes. The following terms relating to the Series 2025 Notes are hereby established:

(a)       The Series 2025 Notes shall constitute a series of Securities having the title “6.50% Notes due 2025” and CUSIP number 96524V304.

(b)       The aggregate principal amount of the Series 2025 Notes that may be initially authenticated and delivered under the Indenture (except for Series 2025 Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Series 2025 Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06, 11.07 or 13.05 of the Base Indenture) shall be up to $37,950,000 aggregate principal amount (including up to $4,950,000 aggregate principal amount pursuant to the underwriters’ overallotment option). Under a Board Resolution, Officer’s Certificate pursuant to Board Resolutions or a Future Supplemental Indenture, the Company may from time to time, without the consent of the Holders of the Series 2025 Notes, issue additional Series 2025 Notes (in any such case, “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Series 2025 Notes. Any Additional Notes and the existing Series 2025 Notes shall constitute a single series under the Indenture and all references to the relevant Series 2025 Notes herein shall include the Additional Notes unless the context otherwise requires.

(c)       The entire outstanding principal of the Series 2025 Notes shall be payable on November 30, 2025, unless earlier redeemed or repurchased in accordance with the provisions of the Indenture.

(d)       The rate at which the Series 2025 Notes shall bear interest shall be 6.50% per annum of the aggregate principal amount. The date from which interest shall accrue on the Series 2025 Notes shall be November 13, 2018 or (including for any Additional Notes issued thereafter) the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Series 2025 Notes shall be February 28, May 31, August 31 and November 30 of each year, commencing February 28, 2019 (provided that if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment shall be made on the next succeeding Business Day, and no additional interest shall accrue as a result of such delayed payment). The initial interest period shall be the period from, and including, November 13, 2018 (or, for any Additional Notes issued thereafter, the most recent Interest Payment Date to which interest has been paid or provided for) to, but excluding, the initial Interest Payment Date, and the subsequent interest periods shall be the periods from, and including, an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name the Series 2025 Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2018 (provided, that if a Regular Record Date falls on a day that is not a Business Day, then that Regular Record Date shall be the next succeeding Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the Series 2025 Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Payment of principal of (and premium, if any, on) the Series 2025 Notes shall be made at the Corporate Trust Office of the Trustee in New York, New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, and payment of interest shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that at the option of the Holder, payment of principal of (and premium, if any, on) and interest on the Series 2025 Notes may be made by wire transfer of immediately available funds to an account at a bank in the United States as further set forth in Section 10.01 of the Indenture; provided, further, however, that so long as the Series 2025 Notes are registered to Cede & Co., such payment shall be made by wire transfer in accordance with the procedures established by The Depository Trust Company (“DTC”) and the Trustee.

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(e)       The Series 2025 Notes shall be initially issuable in global form (each such Series 2025 Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this First Supplemental Indenture. Each Global Note shall represent the aggregate principal amount of outstanding Series 2025 Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Series 2025 Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Series 2025 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Series 2025 Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 2.03 and 3.05 of the Base Indenture.

(f)       The depositary for such Global Notes (the “Depositary”) shall be DTC. The Security Registrar with respect to the Global Notes shall be the Trustee.

(g)       The Series 2025 Notes shall be defeasible pursuant to Section 14.02 or Section 14.03 of the Base Indenture. Covenant defeasance contained in Section 14.03 of the Base Indenture shall apply to the covenants contained in Sections 10.08 and 10.09 of the Indenture.

(h)       The Series 2025 Notes shall be redeemable pursuant to Section 11.01 of the Base Indenture and as follows:

(i)       The Series 2025 Notes shall be redeemable in whole or in part, at any time or from time to time, at the option of the Company, on or after November 30, 2021, at a Redemption Price equal to 100% of the outstanding aggregate principal amount thereof (or $25 per Note) plus accrued and unpaid interest otherwise payable for the then-current quarterly interest period accrued to, but excluding, the Redemption Date.

(ii)       Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery to each Holder of the Series 2025 Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture and the delivery of such shall be subject to the terms of the Indenture.

(iii)       Any exercise of the Company’s option to redeem the Series 2025 Notes shall be done in compliance with the Indenture and, to the extent applicable, the Investment Company Act.

(iv)       If less than all of the Series 2025 Notes are to be redeemed at any time, the Trustee shall select the Series 2025 Notes to be redeemed (1) if the Series 2025 Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Series 2025 Notes are listed, (2) on a pro rata basis to the extent practicable or (3) by lot or such similar method in accordance with the procedures of DTC.

(v)       Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Series 2025 Notes called for redemption hereunder.

(i)       The Series 2025 Notes shall not be subject to any sinking fund pursuant to Section 12.01 of the Base Indenture.

(j)       The Series 2025 Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

(k)       Holders of the Series 2025 Notes shall not have the option to have the Series 2025 Notes repaid prior to November 30, 2018.

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ARTICLE II
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2025 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by replacing the definition of “Business Day” in Section 1.01 thereof with the following:

“Business Day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

Section 2.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2025 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by adding the following defined terms to Section 1.01 thereof in appropriate alphabetical sequence, as follows:

“Exchange Act” means the United States Securities Exchange Act of 1934 and the rules and regulations promulgated by the Commission thereunder and any statute successor thereto, in each case as amended from time to time.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

ARTICLE III
COVENANTS

Section 3.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2025 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by replacing Section 10.06 thereof in its entirety with the following:

“Section 10.06. [RESERVED]”

Section 3.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2025 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by replacing Section 10.07 thereof in its entirety with the following:

“Section 10.07. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition, as specified pursuant to Section 3.01(xv), for Securities of any series, in any covenants of the Company added to Article Ten pursuant to Section 3.01(xiv) or Section 3.01(xv) in connection with the Securities of a series, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of all Outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.”

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ARTICLE IV
DEFEASANCE AND COVENANT DEFEASANCE

Section 4.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2025 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Fourteen of the Base Indenture shall be amended by replacing Section 14.03 thereof in its entirety with the following:

“Section 14.03. Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, if specified pursuant to Section 3.01, its obligations under any other covenant with respect to such Outstanding Securities on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(iv) or 5.01(viii) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. Following a covenant defeasance, payment of such Securities may not be accelerated because of an Event of Default solely by reference to such Sections specified above in this Section 14.03.”

Section 4.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2025 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Fourteen of the Base Indenture shall be amended by replacing Sections 14.04(vi) and (vii) thereof in their entirety with the following:

“(vi) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to either the defeasance under Section 14.02 or the covenant defeasance under Section 14.03 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company’s option under Section 14.02 or Section 14.03 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

(vii) [RESERVED]”

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ARTICLE V
MEETINGS OF HOLDERS OF SECURITIES

Section 5.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2025 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 15.05 of the Base Indenture shall be amended by replacing clause (c) thereof with the following:

“(c) At any meeting of Holders, each Holder of a Security of such series or proxy shall be entitled to one vote for each $25.00 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.”

ARTICLE VI
PAYMENT

Section 6.01.    Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2025 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 10.01 of the Base Indenture shall be amended by adding the following at the end of such Section:

“Alternatively, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Securities by wire transfer of immediately available funds to an account at a bank in the United States, on the date when such amount is due and payable. To request payment by wire transfer, the registered Holder must give the Paying Agent appropriate transfer instructions at least 15 Business Days before the requested payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person who is the registered Holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in accordance with this Section.”

ARTICLE VII
EVENT OF DEFAULT

Section 7.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Series 2025 Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, clause (i) of the definition of “Event of Default” set forth in Section 5.01 of the Base Indenture shall be amended and restated in its entirety as follows:

“(i)   default in the payment of any interest upon any Security when such interest becomes due and payable, and continuance of such default for a period of 30 days, and such failure to pay is not cured within 5 days;”

ARTICLE X
MISCELLANEOUS

Section 10.01. This First Supplemental Indenture and the Series 2025 Notes shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

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Section 10.02. In case any provision in this First Supplemental Indenture or in the Series 2025 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 10.04. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Series 2025 Notes. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Series 2025 Notes, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture.

Section 10.05. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 10.06. Notwithstanding anything else to the contrary herein, the terms and provisions of this First Supplemental Indenture shall apply only to the Series 2025 Notes and shall not apply to any other series of Securities under the Indenture and this First Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.

Section 10.07. The recitals contained herein and in the Series 2025 Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, the Series 2025 Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture, authenticate the Series 2025 Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Series 2025 Notes or any Additional Notes or the proceeds thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

WHITEHORSE FINANCE, INC.

By:	/s/ Edward J. Giordano
Name: Edward J. Giordano
Title: Interim Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, Trustee

By:	/s/ Paul H. Kim
Name: Paul H. Kim
Title: Assistant General Counsel

EXHIBIT A

[FORM OF GLOBAL NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER DEFINED AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

WHITEHORSE FINANCE, INC.

No.	$
CUSIP No. 96524V304
ISIN No. US96524V3042

6.50% Notes due 2025

WhiteHorse Finance, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                  (U.S. $  ) on November 30, 2025, and to pay interest thereon from    or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 28, May 31, August 31 and November of each year, commencing           (provided, that if an Interest Payment Date falls on a day that is not a Business Day in The City of New York, then the applicable interest payment shall be made on the next succeeding Business Day and no additional interest shall accrue as a result of such delayed payment), at the rate of 6.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15 and November 15 of each year, commencing          (provided, that if a Regular Record Date falls on a day that is not a Business Day in The City of New York, then that Regular Record Date shall be the next succeeding Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of principal of (and premium, if any, on) this Security shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, and payment of interest shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that at the option of the Holder, payment of principal of (and premium, if any, on) and interest on this Security may be made by wire transfer of immediately available funds to an account at a bank in the United States as further set forth in Section 10.01 of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

WHITEHORSE FINANCE, INC.

By:
Name:
Title:

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

American Stock Transfer & Trust Company, LLC, as Trustee

By:
Authorized Signatory

Dated:

WHITEHORSE FINANCE, INC.

6.50% Notes due 2025

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 13, 2018 (herein called the “Base Indenture”), between the Company and American Stock Transfer & Trust Company, LLC, Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the First Supplemental Indenture, dated as of November 13, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, herein called the “Indenture”). In the event of any conflict between the Base Indenture and the First Supplemental Indenture, the First Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $35,000,000. Under a Board Resolution, an Officer’s Certificate pursuant to a Board Resolution or a supplemental indenture, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case, “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities. Any Additional Securities and the existing Securities shall constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after November 30, 2021, at a redemption price of $25 per security plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Indenture.

Any exercise of the Company’s option to redeem the Securities shall be done in compliance with the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable, and any statute successor thereto (the “Investment Company Act”).

If the Company elects to redeem only a portion of the Securities, the Trustee shall determine the method for selecting the particular Securities to be redeemed, in accordance with the Investment Company Act, and the rules and regulations promulgated thereunder, to the extent applicable. In the event of redemption of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Securities called for redemption.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

Holders of Securities do not have the option to have the Securities repaid prior to November 30, 2025.

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If an Event of Default with respect to Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (1) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, (2) the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, (3) such Holder offered the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (4) for sixty (60) days after receipt of such notice, request and offer of indemnity, the Trustee shall have failed to institute any such proceeding, and (5) the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any), and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

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